                                             GILMORE HOMES  GILMORE LOANS, LLC
                                                      2021 CAP TABLE

 Company Valuation

           Total Value ($)        Per Share ($)       # of Shares            % of Total

 Class A Shares
 Authorized Shares
 Outstanding Shares
   1,000,000
   1,000,000

 Pre-Money Valuation $75,000,000                   $75.00         1,000,000             100%
 New Equity Raised $0.00                           $75.00         1,000,000              0%
 Post-Money Valuation $75,000,000                   $75.00         1,000,000             100%

                                      Minimum Equity Capital to Raise: No minimum, but at least $7,500 cash for working capital and project(s).
                                      Maximum Equity Capital Raise: $75,000,000
                                      Minimum Investment: $75.00 (Per 1 share, par $75): No minimum

 Company Ownership Cap Table

                         Capital ($) Class A Shares    Class B Shares       Total Shares     % Ownership
 Shareholders
 Founder(s)
 Michael Gilmore
 GH GL, LLC.
                           $0    n/a                 75,000        75,000      100%, After Offering

 Investors       100%

 Hattiesburg University
 Foundation  Atlanta
 (Equity Pending)
 (Organizer & Owner)
                         $5,000

 Accredited                     $0             $75,000,000            n/a             1,000,000
 Non-Accredited                 $0             $75,000,000            n/a             1,000,000

                                                                                                                           As of July 7, 2021.

                                                                      Regulation A, Tier 2 First Offering of $50,000,000, 12 months now ended.
                                                                      Regulation A, Tier 2 Second offering of $75,000,000 pending qualification.

 Source: Gilmore Homes  Gilmore Loans, LLC, 2021, Cap Table. All rights reserved.